Exhibit 10.1

FORM OF

PARTICIPANT AGREEMENT

This Participant Agreement (the “Agreement”), dated as of the Effective Date on the signature page to this Agreement, is entered into by and among [ ] (the “Authorized Participant”), the Texas Precious Metals Trust (the “Trust”), organized into separate series as set forth on Exhibit A attached hereto (each a “Fund” and, collectively, the “Funds”), and Teucrium Asset Management, LLC, a Delaware limited liability company, as sponsor of the Trust (the “Sponsor”), and is subject to acceptance by U.S. Bancorp Fund Services, LLC, d/b/a U.S. Bank Global Fund Services, as Transfer Agent of the Trust (the “Transfer Agent”).

SUMMARY

As provided in the Trust’s Amended and Restated Declaration of Trust (the “Trust Agreement”) as currently in effect and described in the Registration Statement (defined below), units of fractional undivided beneficial interest in and ownership of the Trust (the “Shares”) may be created or redeemed in aggregations (each aggregation, a “Basket”) as specified in the Registration Statement, and restated in Exhibit D hereto, only in transactions with an authorized participant who, at the time of the transaction, shall have signed and entered into an effective Agreement with the Trust. Baskets are offered only pursuant to the registration statement of the respective Fund on Form S-1, as amended (Registration Nos. 333-290493 and 333-290494, as applicable), as declared effective by the Securities and Exchange Commission (“SEC”) and as the same may be amended from time to time thereafter or any successor registration statement in respect of Shares of the applicable Fund (collectively, the “Registration Statement”) together with the prospectus of the Trust in the form filed with the SEC under Rule 424(b) under the Securities Act of 1933, as amended (the “1933 Act”), after the effectiveness of the Registration Statement as supplemented from time to time or any free writing prospectus as defined in Rule 405 of the 1933 Act (a “FWP”) prepared by, for or on behalf of the Sponsor and the Trust and intended for general distribution (each Fund’s current prospectus collectively, together with the Fund’s Statement of Additional Information incorporated therein, the “Prospectus”) included therein. Under the Trust Agreement, the Sponsor is authorized to issue Baskets to, and redeem Baskets from, authorized participants, only through the facilities of The Depository Trust Company (“DTC” or the “Depository”), or a successor depository, and only in exchange for an amount of the physical metal held by the applicable Fund (the “Metal”) or cash that is transferred between the Authorized Participant and the Fund (collectively, the “Deposit Property”). This Agreement sets forth the specific procedures by which the Authorized Participant may create or redeem Baskets.

Capitalized terms used but not otherwise defined in this Agreement shall have the meanings assigned to such terms in the Trust Agreement or the Authorized Participant Procedures Handbook as separately provided and as may be amended from time to time (the “AP Procedures”). To the extent there is a conflict between any provision of this Agreement and the provisions of the Trust Agreement, the provisions of the Trust Agreement shall control. To the extent there is a conflict between any provision of this Agreement and the provisions of the Registration Statement, the Registration Statement shall control; provided, however, that any updates to the Registration Statement that would impact the Transfer Agent’s obligations with respect to Orders can only be effectuated by amending this Agreement.

Nothing in this Agreement shall obligate the Authorized Participant to create or redeem one or more Baskets of Shares or to sell or offer to sell Shares.

To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

Section 1. Order Placement. To place orders to create or redeem one or more Baskets, the Authorized Participant must follow the procedures for creation and redemption referred to in Section 3 of this Agreement, the AP Procedures and/or the Creation and Redemption Procedures, as each may be amended, modified or supplemented from time to time with notice to the Authorized Participant.

Section 2. Status of Authorized Participant. The Authorized Participant represents and warrants and covenants the following:

(a) The Authorized Participant is a participant of DTC (as such a participant, a “DTC Participant”). If the Authorized Participant ceases to be a DTC Participant, the Authorized Participant shall give prompt notice to the Sponsor and the Transfer Agent of such event, and this Agreement shall terminate immediately as of the date the Authorized Participant ceased to be a DTC Participant.

(b) The Authorized Participant has established one or more accounts for the storage and maintenance of Metal, as set forth in the applicable Fund’s Prospectus.

(c) Unless Section 2(d) applies, the Authorized Participant either (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), or (ii) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of FINRA, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. The Authorized Participant shall maintain any such registrations, qualifications and membership in good standing, or, if applicable, exempt status, in full force and effect throughout the term of this Agreement. The Authorized Participant shall comply with all applicable United States federal laws and all applicable rules of the SEC, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with FINRA’s Constitution and By-Laws and the Conduct Rules of FINRA (the “FINRA Conduct Rules”), if it is a FINRA member, and shall not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold.

(d) The Authorized Participant understands and acknowledges that the proposed method by which Baskets will be created and traded may raise certain issues under applicable securities laws. For example, because new Shares can be created and issued on an ongoing basis, depending upon the facts and circumstances, at any point during the life of the Trust, a “distribution,” as such term is defined in Regulation M promulgated under the 1934 Act, may be occurring. The Authorized Participant is cautioned that, depending on the circumstances and under certain possible interpretations of applicable law, some of its activities may be deemed participation in a distribution in a manner that would render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Authorized Participant should review the “Plan of Distribution” section of the Registration Statement and consult with its own counsel in connection with entering into this Agreement and submitting an order for the creation of Basket(s).

(e) If the Authorized Participant is offering or selling Shares in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified or a member of FINRA as set forth in Section 2(b) above, the Authorized Participant shall (i) observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) comply with the full disclosure requirements of the 1933 Act, and the regulations promulgated thereunder, and (iii) conduct its business in accordance with the spirit of the FINRA Conduct Rules.

(f) [Reserved.]

(g) The anti-money laundering program (“AML Program”) of the Authorized Participant is maintained in compliance with all applicable federal laws, rules and regulations, including the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (“USA Patriot Act”), U.S. Bank Secrecy Act, as amended (“BSA”), the U.S. Money Laundering Control Act of 1986, as amended, and applicable rules and regulations promulgated by the SEC, FINRA, and the U.S. Treasury Financial Crimes Enforcement Network (“FinCEN”) in connection therewith (together, “AML Laws”), and that its AML Program, at a minimum, (i) complies with applicable law, (ii) designates a compliance officer to administer and oversee the AML Program, (iii) provides ongoing employee training, (iv) includes an independent audit function to test the effectiveness of the AML Program, (v) establishes internal policies, procedures, and controls that are tailored to its particular business, (vi) includes a customer identification program consistent with the rules under Section 326 of the USA Patriot Act, and procedures for verifying the beneficial ownership of legal entity customers, (vii) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (viii) provides for screening all new and existing customers and counterparties against suspicious activity reports, (ix) provides for screening all new and existing customers and counterparties against the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) list and any other government list that is or becomes required under the USA Patriot Act, and (xi) complies with applicable recordkeeping and record retention requirements, and allows for appropriate regulators to examine its anti-money laundering books and records.

(h) The Authorized Participant has formed a reasonable belief as to the identities of and has conducted all necessary due diligence with respect to its customers and any counterparties from whom it obtained the cash being transferred.

(i) The Authorized Participant does not know or have any reason to suspect, based on reasonable inquiry, that any part of the Metal or cash being transferred was derived from, or associated with, unlawful or criminal activities. The Authorized Participant, and its owners and controllers, are not (a) the target of any economic, financial or trade sanctions or embargoes, export controls or other restrictive measures imposed by, or on any list of prohibited individuals or entities enacted or promulgated by, the United States of America (including those administered by OFAC), the European Union, any member state of the European Union, the United Kingdom or the United Nations (the “Sanctions”), or (b) located, organized or resident in a country or territory with which dealings are broadly restricted, embargoed or prohibited by any Sanctions (as of the date hereof, Crimea, Cuba, Iran, North Korea and Syria, and certain other territories) (any such country, territory, entity or individual described in this subsection (i), a “Sanctioned Party”).

(j) The Authorized Participant does not know or have any reason to suspect that (a) any part of the Metal or cash it is transferring (if applicable) is or will be derived from, held for the benefit of, or related in any way to transactions with or on behalf of, any Sanctioned Party, and (b) any Sanctioned Party has or will have any legal or beneficial interest in the Authorized Participant or such cash. The Authorized Participant is in material compliance, and has instituted reasonable policies and procedures to comply, with Sanctions laws and regulations and prevent transactions with Sanctioned Parties.

(k) The Authorized Participant hereby represents, covenants and warrants that it has all requisite authority, whether arising under applicable federal or state law, the rules and regulations of any self-regulatory organization to which it is subject, or its certificate of incorporation, formation or limited liability company operating agreement or other organizational document, as the case may be, to enter into this Agreement and to discharge the duties and obligations apportioned to it in accordance with the terms hereof.

(l) The Authorized Participant hereby represents, covenants and warrants that there are no actions, grievances, proceedings (including, without limitation, arbitration proceedings), orders, investigations, inquiries or claims pending, or to the Authorized Participant’s knowledge, threatened against or affecting it or any employee (in his or her capacity as such), that would affect the Authorized Participant’s ability to fulfill its obligations hereunder.

(m) The Authorized Participant, does conduct and intends to continue to conduct its business in material compliance with all applicable laws and regulations, and has obtained all regulatory licenses, approvals, authorizations and consents necessary to carry on its business as now conducted, including, without limitation, any money transmitter license or license to engage in virtual currency business activity that it is required to obtain under any state laws to which the Authorized Participant is subject, if any.

(n) In connection with each Purchase Order (as defined below), the Authorized Participant will have the right and authority to transfer to the applicable Fund the corresponding Deposit Property, and that upon delivery of such Deposit Property to the Custodian and/or the relevant sub-custodian in accordance with the AP Procedures or the Creation and Redemption Procedures, as applicable, the Fund will acquire good and unencumbered title to such Deposit Property, free and clear of all liens, charges, duties imposed on the transfer of assets and encumbrances and not subject to any adverse claims or transferability restrictions, whether arising by operation of law or otherwise. The Transfer Agent is under no duty to verify that any asset has been delivered to the Custodian as consideration for the issuance of a Creation Unit, or the value, quantity, or quality thereof, and shall be entitled to conclusively rely, without investigation, on confirmation from the Custodian that all necessary assets have been delivered to the Custodian sufficient for the issuance of a Creation Unit. In the event that the full value of the required Deposit Property, determined in accordance with the Creation and Redemption Procedures (as defined below), is not delivered to the Custodian, the Authorized Participant shall make payment to the applicable Fund equal to 100% of the replacement cost shortfall. The Authorized Participant will be responsible for reimbursing the Fund for all costs associated with replacing the shortfall in Deposit Property.

Section 3. Orders. (a) All orders to create or redeem Baskets shall be made in accordance with the terms of the Trust Agreement, this Agreement, the Registration Statement, the “Creation and Redemption Procedures” contained in Exhibit C, and the AP Procedures. Each party shall comply with such foregoing terms and procedures to the extent applicable to it. The Authorized Participant hereby consents to the use of recorded telephone lines whether or not such use is reflected in the AP Procedures and the Authorized Participant may reasonably request that it be provided with copies or transcripts of such recordings. The Sponsor and the Transfer Agent may issue additional or other procedures from time to time relating to the manner of creating or redeeming Baskets which are not related to the AP Procedures, and the Authorized Participant shall comply with such procedures of which it has reasonable prior notice in accordance with this Agreement. Any notice of additional or other procedures relating to the manner of creating or redeeming Baskets shall be provided simultaneously to all authorized participants. Revised procedures shall not apply retroactively to orders submitted prior to such change in procedure, unless otherwise required by applicable law.

(b) The Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether such party is a customer or otherwise) that each order to create or redeem a Basket (an “Order”) may not be revoked by the Authorized Participant after its delivery to and acceptance by the Sponsor. Notwithstanding the foregoing, the Sponsor and the Transfer Agent on behalf of the Trust each agrees to undertake commercially reasonable efforts to accommodate requests by the Authorized Participant to cancel any Order to create Shares (“Purchase Order”) or Order to redeem Shares (“Redemption Order”) before the Order Cut-Off Time. In the event that the Sponsor and/or Transfer Agent cancels a Purchase Order or Redemption Order at the Authorized Participant’s request, the Authorized Participant agrees to bear reasonable exchange or processing fees, if applicable.

(c) The Sponsor may, in its discretion, suspend the right of purchase, or postpone the applicable purchase settlement date, (i) for any period during which the applicable Fund’s listing exchange (the “Exchange”), the New York Stock Exchange, any of the exchanges of the CME Group (including CME, COMEX, CBOT and NYMEX) or other exchange material to the valuation or operation of the Fund is closed, or when trading is suspended or restricted on such exchanges in the applicable metal, other than customary weekend or holiday closings, or trading of Shares on the Exchange is suspended or restricted, (ii) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable, or (iii) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor, or its designee, shall also have the absolute right, but shall have no obligation, to reject any Purchase Order if the Sponsor or its designee determines that: (i) the Purchase Order is not to be in proper form; (ii) acceptance of the Purchase Order would not be in the best interest of the beneficial owners; (iii) acceptance of the Purchase order would have adverse tax consequences to the applicable Fund or to the beneficial owners; (iv) the acceptance or receipt of the Purchase Order could, in the opinion of counsel to the Sponsor, be unlawful; or (v) if circumstances outside the control of the Sponsor, or its designee, make it for all practical purposes not feasible to process creations of Baskets. The Sponsor shall not be liable to any person by reason of the rejection of any Purchase Order.

(d) The Sponsor, or its designee, shall reject any Redemption Order (i) the Sponsor determines not to be in proper form, (ii) the fulfillment of the Redemption Order, in the opinion of Sponsor’s counsel, would be illegal under applicable laws and regulations, or (iii) if circumstances outside the control of the Sponsor, or its designee, make it, for all practical purposes, not feasible to process. The Sponsor, or its designee, shall have no liability to any person for rejecting a Redemption Order in such circumstances.

(e) The Sponsor may, in its discretion, suspend the right of redemption, or postpone the applicable redemption settlement date, (i) for any period during which the Exchange, the New York Stock Exchange, any of the exchanges of the CME Group (including CME, COMEX, CBOT and NYMEX) or other exchange material to the valuation or operation of the Fund is closed, or when trading is suspended or restricted on such exchanges in the applicable Metal, other than customary weekend or holiday closings, or trading of Shares on the Exchange is suspended or restricted, (ii) as a result of which the redemption distribution is not reasonably practicable, or (iii) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

(f) Without limiting any other provisions herein, in the event the Sponsor intends to prevent or prohibit creations or redemptions, it will do so by a disclosure made to all authorized participants simultaneously.

Section 4. Fees. In connection with each Order by an Authorized Participant to create or redeem one or more Baskets, the Authorized Participant agrees to pay a transaction fee prescribed in the Trust Agreement and/or the Registration Statement (as applicable) (a “Transaction Fee”) with respect to such creation or redemption prior to the delivery of Shares by the Trust to the Authorized Participant (in a creation) or the delivery of Metal or cash by the Trust to the Authorized Participant (in a redemption). In addition to any fees agreed upon between the Trust and the Transfer Agent for transfer agency services pursuant to such servicing agreement between Transfer Agent and Trust, the Transaction Fee may be designed to compensate the Transfer Agent for services in processing the creation and redemption of Creation Units and to offset some or all of the transaction costs, including the costs of the applicable Fund’s custodian to transport the Metal to its storage facilities. The Transaction Fee may be adjusted from time to time as set forth in the Trust Agreement and/or the Registration Statement (as applicable) provided, however, that the Authorized Participant shall be notified of any change in the Transaction Fee in advance of any such change. As described in the Creation and Redemption Procedures, the Authorized Participant agrees to pay an additional processing charge if the Authorized Participant fails to timely deliver the Baskets. The Sponsor agrees that no change to the Transaction Fee shall be applied to orders placed by the Authorized Participant unless the Authorized Participant has had advance notice of the change to the Transaction Fee (at least as soon as notice has been provided to any other authorized participant) or the change to the Transaction Fee has been disclosed in the prospectus. In no event will any change to the Transaction Fee be applied retroactively.

Section 5. Authorized Persons. (a) Concurrently with the execution of this Agreement and from time to time thereafter, the Authorized Participant shall deliver to the Sponsor and the Transfer Agent, duly certified as appropriate by its secretary or other duly authorized person, a certificate in the form of Exhibit B setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or by any other notice, request or instruction given on behalf of the Authorized Participant (each, an “Authorized Person”). The Sponsor and the Transfer Agent may accept and rely upon such certificate as conclusive evidence of the facts set forth therein and shall consider such certificate to be in full force and effect until the Sponsor and the Transfer Agent receive a superseding certificate bearing a subsequent date. Upon the termination or revocation of authority of any Authorized Person by the Authorized Participant, the Authorized Participant shall give prompt written notice of such fact to the Sponsor and the Transfer Agent and such notice shall be effective upon receipt by Sponsor and the Transfer Agent.

(b) Orders and instructions relating to any activity contemplated by this Agreement on behalf of the Authorized Participant may be processed through a third-party platform (the “Order Entry System”) selected by the Transfer Agent. The Authorized Participant and its Authorized Persons must establish their own login credentials with the Order Entry System for placing Orders electronically, and the Authorized Participant is solely responsible for restricting access to such credentials to prevent persons other than Authorized Persons from using the Order Entry System to place or modify Orders. Authorized Persons must provide relevant login credentials and be listed as a duly authorized person of Authorized Participant on the most recent certificate in the form of Exhibit B to be properly authenticated and to place or modify Orders electronically or telephonically. If the Authorized Participant has set up a unique personal identification number (“PIN Number”) with the Order Entry System, any changes made to the Authorized Participant’s trade desk settings shall require Authorized Participant’s PIN Number for authentication. The Authorized Participant and each Authorized Person shall keep Authorized Participant’s PIN Number and all Authorized Person login credentials confidential and only those Authorized Persons shall submit instructions on behalf of the Authorized Participant to the Funds, Transfer Agent, and Sponsor.

(c) The Transfer Agent and Sponsor shall not have any obligation to verify instructions and Orders given by properly authenticated Authorized Persons per paragraph (b) of this section and shall assume that all instructions and Orders issued to it by a properly authenticated Authorized Person have been properly placed, unless the Transfer Agent and Sponsor have actual knowledge to the contrary because they received from the Authorized Participant written notice as set forth in paragraph (a) of this section that such person is no longer authorized to act on behalf of Authorized Participant. The Authorized Participant agrees that none of the Sponsor, the Transfer Agent, or the Funds shall be liable, absent gross negligence, bad faith or willful misconduct, for Losses (as defined below) incurred by the Authorized Participant as a result of the unauthorized use of an Authorized Person’s Order Entry System login credentials. The Authorized Participant further agrees that none of the Sponsor, the Transfer Agent, or the Funds shall be liable, absent gross negligence, bad faith or willful misconduct, for Losses incurred by the Authorized Participant as a result of the unauthorized use of a Authorized Participant’s PIN Number, unless the Transfer Agent, Sponsor, and the Funds previously received from Authorized Participant written notice to revoke such Authorized Person’s authority as set forth in paragraph (a) of this section. This paragraph (c) shall survive the termination of this Agreement.

Section 6. Redemption. The Authorized Participant represents and warrants, as of the close of business on any business day, that it shall not obtain an Order Number (as described in the AP Procedures) from the Transfer Agent for the purpose of redeeming a Basket unless (i) it or its customer, as the case may be, owns (within the meaning of Rule 200 of Regulation SHO) or has a reasonable basis to believe that it can acquire the Basket of Shares for delivery to the Transfer Agent on or prior to the redemption settlement date or has full legal authority and legal and beneficial right to tender for redemption the Baskets to be redeemed and to receive the entire proceeds of the redemption, and (ii) if such Baskets submitted for redemption have been loaned or pledged to another party or are the subject of a repurchase agreement, securities lending agreement or any other arrangement, there are no restrictions which would preclude the delivery of such Baskets to the Transfer Agent on the redemption settlement date.

Section 7. Role of Authorized Participant. (a) The Authorized Participant acknowledges that, for all purposes of this Agreement and the Trust Agreement, the Authorized Participant shall be deemed to be an independent contractor and shall have no authority to act as agent for the Trust, the Sponsor or the Transfer Agent in any matter or in any respect.

(b) The Authorized Participant will make commercially reasonable efforts to make itself and its employees available, upon reasonable request, during normal business hours to consult with the Sponsor or their designees concerning the performance of the Authorized Participant’s responsibilities under this Agreement.

(c) With respect to any creation or redemption transaction made by the Authorized Participant pursuant to this Agreement for the benefit of any customer or any other DTC Participant, or any other beneficial owner, the Authorized Participant shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Trust Agreement or Prospectus.

(d) Upon reasonable request by the Sponsor, the Authorized Participant will, subject to any limitations, privacy obligations or other obligations arising under federal or state laws or other obligations it may have to its customers, provide the Sponsor written notice indicating the number of Shares that the Authorized Participant may hold as record holder and the number of such Shares that it holds for the benefit of other broker-dealers that clear and settle transactions in Shares through the Authorized Participant, in each case as of the date of such request, with respect to the Trust. In addition, the Authorized Participant agrees, upon request of the Sponsor, and subject to applicable laws, rules and regulations, to transmit to its account holders who are beneficial owners of Shares, such written materials received from the Sponsor (including notices, annual reports, disclosure or other informational or tax materials and any amendments or supplements thereto and other communications) as may be required to be transmitted to beneficial owners pursuant to the Trust Agreement or applicable law, provided that the expenses associated with such transmissions shall be borne by the Sponsor in accordance with usual custom and practice in respect of such communications. The Sponsor agrees that the names, addresses and other information concerning the Authorized Participant’s customers are and shall remain the sole property of the Authorized Participant and the Sponsor, the Trust or any of their respective affiliates shall not use such names, addresses or other information for any purpose except to the extent strictly necessary to comply with applicable law and regulation. Notwithstanding the foregoing, such names, addresses or other information shall not be deemed to be the sole property of the Authorized Participant if it is obtained by the Sponsor or the Trust (i) from a source not known by it to be under any obligation of confidentiality to the Authorized Participant, (ii) which was, is or hereafter becomes part of the public domain without any violation of this Agreement on the part of the Trust or the Sponsor, (iii) the names and address and other information are that of Shareholders of the Trust and were independently compiled as a result thereof.

Section 8. Indemnification.

(a) The Authorized Participant hereby indemnifies and holds harmless the Trust, a Fund, the Trustee, the Sponsor, the Transfer Agent, the Trust’s Cash Custodian and Custodian and their respective direct or indirect affiliates (as defined below) and their respective directors, trustees, Sponsors, partners, members, managers, officers, employees and agents (each, an “AP Indemnified Party”) from and against any losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and the reasonable costs of investigation) incurred by such AP Indemnified Party as a result of or in connection with: (i) any material breach by the Authorized Participant of any provisions of this Agreement, including its representations, warranties and covenants; (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Authorized Participant to comply with applicable laws and the rules and regulations of self-regulatory organizations, to the extent relating to its role as an authorized participant hereunder, except the Authorized Participant shall not be required to indemnify an AP Indemnified Party to the extent that such failure was caused by the Authorized Participant’s reasonable reliance on instructions given or representations made by one or more AP Indemnified Parties that provided such instructions or representations and the Authorized Participant did not know that such reliance would cause it not to be in compliance with such applicable laws; (iv) any actions of such AP Indemnified Party in reliance upon any instructions issued in accordance with the AP Procedures or the Creation and Redemption Procedures, as applicable, reasonably believed by the AP Indemnified Party to be genuine and to have been given by the Authorized Participant, except to the extent that such instructions were provided by a person whom the Authorized Participant duly informed the Transfer Agent and the Sponsor was no longer an Authorized Person prior to the time of such instructions in accordance with Section 5 of this Agreement; or (v) (A) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party or the Trust that is not consistent with the Trust’s Registration Statement made in connection with the offer or the solicitation of an offer to buy or sell Shares and (B) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 12(b) hereof or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares, any AP Indemnified Party or the Trust, unless, in either case, such representation, statement or omission was made or included by the Sponsor or the Trust in materials furnished by the Sponsor or the Trust to the Authorized Participant, or, was made or included by the Authorized Participant at the written direction of the Sponsor or the Trust or is based upon any omission or alleged omission by the Sponsor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading. The Authorized Participant shall not have any obligation to indemnify the AP Indemnified Party for any damages to the extent arising out of mistakes or errors in data provided to the Authorized Participant by an AP Indemnified Party, mistakes or errors by, or out of interruptions or delays of communications with the AP Indemnified Parties who are service providers to the Trust, or extreme weather, a Force Majeure Event or other similar event outside the control of the Authorized Participant. The Authorized Participant shall not be liable under the indemnity contained in this Section with respect to any claim made against any AP Indemnified Party unless the AP Indemnified Party shall have notified the Authorized Participant in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the AP Indemnified Party (or after the AP Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Authorized Participant of any claim shall not relieve the Authorized Participant from any liability that it may have to any AP Indemnified Party against whom such action is brought otherwise than on account of the indemnity agreement contained in this Section and shall only release it from such liability under this Section to the extent it has been materially prejudiced by such failure to receive notice.

(b) The Sponsor hereby agrees to indemnify and hold harmless the Authorized Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each, a “Sponsor Indemnified Party”) from and against any losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and the reasonable cost of investigation) incurred by such Sponsor Indemnified Party as a result of (i) any material breach by the Sponsor of any provision of this Agreement that relates to the Sponsor including a breach of any representation, warranty, covenant or agreement herein; (ii) any representations provided by the Sponsor herein relating to this Agreement, the Registration Statement, the prospectus or the issuance or distribution of Shares that is false or misleading in any material respect or omits material information necessary to make the statement contained therein complete; (iii) any failure on the part of the Sponsor to perform any obligation of the Sponsor set forth in this Agreement; (iv) any failure by the Sponsor to comply with applicable laws in connection with this Agreement and the offer, sale, creation, redemption and marketing of the Shares, including rules and regulations of self-regulatory organizations; (v) actions of such Sponsor Indemnified Party taken in reasonable reliance upon any instructions issued or representations reasonably believed by the Sponsor Indemnified Party to be genuine and to have been given by or on behalf of the Sponsor; (vi) any (1) representation by the Sponsor, its employees or its agents or other representatives about the Trust, the Shares or any affiliated person of Trust that is not consistent with the Trust’s then-current Registration Statement made in connection with the offer or the solicitation of an offer to buy or sell Shares or applicable prospectus, and (2) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally declared effective by the SEC or in any amendment thereof or applicable prospectus, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (vii) any untrue statement or alleged untrue statement of a material fact, or omission or alleged omission of a material fact, made in any Marketing Materials prepared by or for the Sponsor or Trust and/or furnished to the Authorized Participant by the Sponsor or the Trust or any agent on behalf of the Sponsor or the Trust, or any disclosure provided by the Sponsor to the Authorized Participant for inclusion in Marketing Materials prepared by the Authorized Participant.

(c) In no case is the indemnifying party to be liable under this Section with respect to any claim made against any indemnified party unless the indemnified party notifies the indemnifying party in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of service on any designated agent). Notwithstanding the foregoing, failure to notify the indemnifying party of any claim shall not relieve the indemnifying party from any liability that it may have to the indemnified party against whom such action is brought, on account of this Section, unless failure or delay to so notify the indemnifying party prejudices the indemnifying party’s ability to defend against such claim. The indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the indemnifying party elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party, defendant or defendants in the suit. If the indemnifying party assumes the defense of any such suit and retains counsel, the indemnified party shall bear the fees and expenses of any additional counsel that it retains. If the indemnifying party does not assume the defense of such suit, or if the indemnified party has been advised by counsel that it may have available defenses or claims that are not available to or conflict with those available to indemnifying party, the indemnifying party will reimburse the indemnified party for the reasonable fees and expenses of the counsel that such indemnified party retains.

(d) This Section 8 shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result of or in connection with any gross negligence, bad faith or willful misconduct on the part of the AP Indemnified Party or the Sponsor Indemnified Party, as the case may be.  The term “affiliate” in this Section 8 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

(e) The indemnity agreements contained in this Section 8 shall remain in full force and effect regardless of any investigation made by or on behalf of the Authorized Participant, its partners, stockholders, members, directors, officers, employees or any person (including each partner, stockholder, member, director, officer or employee of such person) who controls the Authorized Participant within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of the Sponsor, its partners, stockholders, members, managers, directors, officers, employees or any person who controls the Sponsor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and shall survive any termination of this Agreement. The Sponsor, for itself and on behalf of the Trust, Sponsor Indemnified Party, and the Authorized Participant agree promptly to notify, to the extent practicable and legally permissible, each other of the commencement of any action, suit or proceeding against it or any AP Indemnified Party or Sponsor Indemnified Party, as the case may be, relating to this Agreement and, in the case of the Sponsor, against any of the Sponsor’s officers or directors, in connection with the issuance and sale of the Shares or in connection with the Registration Statement.

Section 9. Limitation of Liability.

(a) Limitation of Liability. Other than in connection with a material misstatement or omission of a material fact in the Registration Statement, in the absence of gross negligence, bad faith or willful misconduct, neither the Sponsor, whether acting on its own behalf or on behalf of the Trust, nor the Authorized Participant shall be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them. In the absence of gross negligence, bad faith or willful misconduct, the Transfer Agent shall not be liable to the Sponsor, whether acting on its own behalf or on behalf of the Trust, or to the Authorized Participant or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to it by the Sponsor, the Authorized Participant or any other person or out of any interruption or delay in the electronic means of communications used by it. Subject to the foregoing, any references to the Transfer Agent or the Trust’s custodian herein shall not be deemed to imply, nor have such parties agreed, to undertake any obligations under this Agreement nor made any representations or warranties under this Agreement and none of such parties shall be required to advance, expend or risk its own funds or otherwise incur, become exposed to or be responsible for any loss, liability, damages, costs or expenses hereunder or in connection herewith regardless of form of action or legal theory including, without limitation, any type of special, indirect or consequential loss or damage of any kind whatsoever. Notwithstanding the foregoing, the Transfer Agent shall not be liable for any error of judgment made in good faith unless it shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. In no event shall the Sponsor, Transfer Agent or Authorized Participant be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation. In no event shall the Transfer Agent be liable for losses incurred by the Authorized Participant as a result of unauthorized use of any Authorized Person’s login credentials or the Authorized Participant’s PIN Number. In no event shall the Sponsor, Transfer Agent or Authorized Participant be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. Neither the Sponsor nor the Transfer Agent shall be liable to the Authorized Participant or to any other person for any damages arising out of mistakes or errors in data provided to the Sponsor or the Transfer Agent by a third party, or out of interruptions or delays of electronic means of communications with the Sponsor or the Transfer Agent.

(b) Trust Liability. It is expressly acknowledged and agreed that (i) the obligations of the Trust hereunder shall not be binding upon any shareholder, Trustee, officer, employee or agent of the Trust or the Sponsor, personally, and (ii) the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to the Trust shall be enforceable against the assets of the Trust only, and not against the assets of any other trust sponsored by the Sponsor, and none of the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to any other trust shall be enforceable against the assets of the Trust. This Agreement has been duly authorized, executed and delivered by the Trust and neither such authorization nor such execution and delivery shall be deemed to have been made by any of them individually or to impose any liability on any of them personally.

(c) Fund Liability. In accordance with the Trust Agreement, the Authorized Participant agrees and consents to look solely to the assets of a particular Fund in controversy for payment in respect of any claim against or obligation of such Fund. A Fund’s assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of that particular Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares in such Fund.

(d) Tax Liability. The Authorized Participant shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Basket made pursuant to this Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Sponsor or the Trust is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

(e) Notwithstanding anything to the contrary herein, it is expressly acknowledged and agreed to by the parties that Transfer Agent shall take on no liability for its reliance on confirmation from the Custodian that all necessary assets have been delivered to the Custodian by the Authorized Participant in accordance with the Prospectus and the Creation and Redemption Procedures sufficient for the issuance of a Creation Unit hereunder.

Section 10. Acknowledgment. The Authorized Participant acknowledges receipt of (i) a copy of the Trust Agreement and (ii) the current Registration Statement.

Section 11. Effectiveness and Termination. Upon the execution of this Agreement by the parties hereto, this Agreement shall become effective in this form as of the Effective Date set forth on the signature page, and may be terminated at any time by any party upon thirty (30) days prior written notice to the other parties unless earlier terminated: (i) in accordance with Section 2(a) hereof; (ii) upon notice to the Authorized Participant or the Sponsor in the event of a breach by the Authorized Participant or the Sponsor of this Agreement or the procedures described or incorporated herein; (iii) immediately in the circumstances described in Section 17(j) hereof; or (iv) at such time as the Trust is terminated pursuant to the Trust Agreement.

Section 12. Marketing Materials; Representations Regarding Shares; Identification in Registration Statement.

(a) The Authorized Participant represents, warrants and covenants that (i) without the written consent of the Sponsor, the Authorized Participant shall not make, or permit any of its representatives to make, any representations concerning the Shares or any AP Indemnified Party other than representations contained (A) in the then-current Registration Statement, (B) in printed information approved by the Sponsor as information supplemental to such Registration Statement, (C) in the applicable prospectus or (D) in any promotional materials or sales literature furnished to the Authorized Participant by the Sponsor (each of (B) and (C) referred to herein as “Marketing Materials”), or (D) in other information and materials filed by the Trust with the SEC or made available on any website controlled by the Sponsor or the Trust, and (ii) the Authorized Participant shall not furnish or cause to be furnished to any person or display or publish any information or material relating to the Shares, any AP Indemnified Person or a Fund that are not consistent with the Fund’s then current Registration Statement. The foregoing shall not apply to (i) written materials of any kind which relate to asset allocation or strategic or economic matters that generally mention a Fund without recommending or describing the Fund; (ii) materials prepared and used for the Authorized Participant’s internal use only; (iii) brokerage communications prepared by the Authorized Participant in the normal course of its business; and (iv) research reports as described in Section 12(b) of this Agreement ((i) through (iv) of this Section 12(a) are hereinafter referred to as “Excluded Materials”). Copies of the then current Registration Statement and any such printed supplemental information or amendments thereto will be supplied by the Sponsor to the Authorized Participant in reasonable quantities upon request.

(b) Notwithstanding the foregoing, the Authorized Participant may, without the written approval of the Sponsor, prepare and circulate in the regular course of its business, Excluded Material, research reports, institutional communications (as such term in defined in FINRA Rule 2210 or any successor rule), correspondence (as such term is defined in FINRA Rule 2210 or any successor rule) marketing material, sales literature that includes information, opinions or recommendations relating to the Shares other similar materials that include information, opinions or recommendations relating to Shares (i) for public dissemination, provided that such research reports, marketing material or sales literature comply with all applicable laws, rules and regulations; and (ii) for internal use by the Authorized Participant. The Authorized Participant shall file all such Excluded Materials, research reports, marketing material and sales literature related to the Shares with FINRA to the extent required by the FINRA Conduct Rules.

(c) The Authorized Participant hereby agrees that for the term of this Agreement the Sponsor may deliver the then-current Registration Statement, and any supplements or amendments thereto or recirculation thereof, to the Authorized Participant in Portable Document Format (“PDF”) via electronic mail to [●], in printable form, in lieu of delivering the Registration Statement in paper form.  The Authorized Participant acknowledges that it has the capability to access, view, save and print material provided to it in PDF and that it will incur no appreciable extra costs by receiving the Registration Statement in PDF instead of in paper form.

(d) The Sponsor, on its own behalf and on behalf of the Trust, agrees, for as long as this Agreement is effective, not to identify or name the Authorized Participant in any Marketing Materials for a Fund without the prior written consent of the Authorized Participant, which consent shall not be unreasonably be withheld, conditioned or delayed. The Authorized Participant hereby consents to be named as an authorized participant of one or more Funds in the Registration Statement. If the Authorized Participant agrees to be identified in any of such documents, upon the termination of this Agreement, (i) the Sponsor shall remove such identification from the Registration Statement in the amendment of either the Registration Statement or a supplement to the Registration Statement, as applicable, next occurring after the date of the termination of this Agreement and (ii) the Sponsor shall promptly update the applicable Fund’s website to remove any identification of the Authorized Participant as an authorized participant of the Fund. Notwithstanding the foregoing the Sponsor may, without the prior written consent of the Authorized Participant, disclose whether the Authorized Participant acts as an authorized participant for a Fund in the Registration Statement and as otherwise necessary to comply with applicable laws, regulatory requests and rules of securities exchanges.

(e) Except as required by court order or requested by any regulatory or self-regulatory authority of competent jurisdiction, the Sponsor agrees that it will not, without prior written consent of the Authorized Participant, use in advertising or publicity the name of the Authorized Participant or any affiliate of the Authorized Participant, any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Authorized Participant or any of its affiliates or represent, directly or indirectly, that any product or any service provided or distributed by the Trust or the Sponsor has been approved or endorsed by the Authorized Participant or any of its affiliates or that the Authorized Participant acts as underwriter, distributor or selling group member with respect to the Shares. This provision shall survive termination or expiration of this Agreement.

Section 13. Certain Representations, Warranties and Covenants of the Sponsor. The Sponsor, on its own behalf and as sponsor of the Trust, covenants and agrees:

(a) that (i) it has taken all actions necessary to execute this Agreement; (ii) the person(s) executing this Agreement on its behalf has been duly authorized to do so; (iii) the Registration Statement conforms in all material respects to the requirements of the 1933 Act and the rules and regulations of the SEC thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iv) the sale and distribution of the Shares as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or the Sponsor, and (v) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency is required for the issuance of the Shares, except registration of the Shares under the 1933 Act, which has occurred and is in effect for the Shares; (vi) the Registration Statement has been declared effective by the SEC under the 1933 Act, and the SEC has not issued any stop order or other order or notice preventing or suspending the use of the Registration Statement or the prospectus, and no proceedings for such purpose have been instituted, are pending or, to the best of its knowledge, are being contemplated or threatened by the SEC; (vii) the Shares, when issued and delivered against payment of consideration, as provided in this Agreement, will be validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights; (viii) prior to the launch of a Fund, the Fund’s Shares have been approved for listing on the applicable Exchange; and (ix) all Marketing Materials prepared by the Trust, the Sponsor or any of their agents on their behalf, or to be prepared by any of them in the future and provided to the Authorized Participant in connection with the offer and sale of Shares, comply with applicable law, including without limitation, as applicable, the provisions of the 1933 Act, FINRA’s marketing rules, and the rules and regulations of the SEC.

(b) to notify the Authorized Participant promptly of the happening of any event during the term of this Agreement which could require the making of any change in the Registration Statement so that the Registration Statement would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, will promptly coordinate with the Trust to amend such Registration Statement so that it is complete and accurate in all material respects and complies with applicable law and furnish, at the expense of the applicable Fund, to the Authorized Participant promptly such amendments or supplements to such Registration Statement as may be necessary to reflect any such change.

Section 14. Third Party Beneficiaries. Each AP Indemnified Party or Sponsor Indemnified Party, as applicable, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement (each, a “Third Party Beneficiary”) and may proceed directly against the Authorized Participant or Sponsor, as applicable (including by bringing proceedings against the Authorized Participant or Sponsor, as applicable, in its own name) to enforce any obligation of the Authorized Participant or Sponsor under this Agreement which directly or indirectly benefits such Third Party Beneficiary.

Section 15. Force Majeure. No party to this Agreement shall incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes, but is not limited to, any Act of God or war or terrorism, any breakdown, disruption, outage, malfunction or failure of transmission in connection with or other unavailability of any Internet, data center, power, wire, communication or computer (software or hardware) facilities, services, networks, equipment or programs beyond its reasonable control, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra-national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason to perform its obligations (each, a “Force Majeure Event”).

Section 16. Ambiguous Instructions. If a creation Order Form or a redemption Order Form otherwise in good form contains order terms that differ from the information provided in the telephone call at the time of issuance of the applicable order number, it is the duty of the Authorized Participant to confirm the Order is correct in the Order Entry System and to make any necessary changes within the order window.

Section 17. Miscellaneous.

(a) Amendment and Modification. This Agreement may not be amended except by a writing signed by all the parties hereto. This Agreement is intended to, and shall apply to, each of the current and future Funds of the Trust, such that no amendment shall be required in the event that the Trust creates new Funds or terminates existing Funds, provided, however, that notice shall be provided to the Authorized Participant of such creation or termination of Funds.

(b) Waiver of Compliance. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such written waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(c) Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery, by postage prepaid registered or certified United States first class mail, return receipt requested, by nationally recognized overnight courier (delivery confirmation received) or by telex, electronic mail, telegram or telephonic facsimile or similar means of same day delivery (transmission confirmation received), with a confirming copy by regular mail, postage prepaid. Unless otherwise notified in writing, all notices to the Trust shall be given or sent to the Sponsor and, if applicable, the Transfer Agent. All notices shall be directed to the address or telephone or facsimile numbers or electronic mail addresses indicated below the signature line of the parties on the signature page hereof.

(d) Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

(e) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement and except that the Sponsor may delegate its obligations hereunder by notice to the Authorized Participant, provided however that the Sponsor shall remain liable for any such delegated obligations hereunder as if performed by Sponsor itself. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void. Notwithstanding the foregoing, this Agreement shall be automatically assigned to any successor trustee or Sponsor at such time such successor qualifies as a successor trustee or Sponsor under the terms of the Trust Agreement.

(f) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of New York State or the Southern District of New York of U.S. federal courts, in either case, located in the borough of Manhattan in New York City in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue.

(g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

(h) Interpretation. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

(i) Entire Agreement. This Agreement and the Trust Agreement, along with any other agreement or instrument delivered pursuant to this Agreement and the Trust Agreement, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof, provided, however, that the Authorized Participant shall not be deemed by this provision to be a party to the Trust Agreement.

(j) Severance. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra-national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, provided, however, that if a party to this Agreement determines in its reasonable judgment that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, then the party shall notify the other party to this Agreement of such determination, whereupon this Agreement shall immediately terminate.

(k) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(l) Survival. Section 8 (Indemnification), Section 9(a) (Limitation of Liability), Section 14 (Third Party Beneficiaries), Section 17(f) (Governing Law; Consent to Jurisdiction), and this Section 17(l) shall survive the termination of this Agreement.

(m) Other Usages. The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) “including” means “including, but not limited to.”

[Signature Page Follows]

IN WITNESS WHEREOF, the Authorized Participant and the Sponsor, on behalf of itself and the Trust, have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date set forth below.

EFFECTIVE DATE: ________

Texas Precious Metals Trust

By: Teucrium Asset Management, LLC, as Sponsor

By:

Name:

Title:

Teucrium Asset Management, LLC

By:

Name:

Title:

[AUTHORIZED PARTICIPANT]

By:

Name:

Title:

ACCEPTED BY:

U.S. Bancorp Fund Services, LLC, as Transfer Agent

By:

Name:

Title:

EXHIBIT A

FUNDS

Y’all Street Physical Gold ETF

Y’all Street Physical Silver ETF

A-1

EXHIBIT B

AUTHORIZED PERSONS

The following individuals are Authorized Persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by the Participant Agreement or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the Participant Agreement by and among [insert parties].

The Authorized Persons named herein shall be in addition to any current Authorized Persons.

,
Participant Name		NSCC #

NAME(1)	TITLE(1)	SIGNATURE(1)	TELEPHONE NUMBER(1)	E-MAIL ADDRESS(1)	User Location (Country)	PERMISSION (2)*

*Permissions:

RO- Read-Only (Allows users to see account information and run reports, but not place trades)

ET - Execute Trades (Allows user to place trades directly on to Fund Connect)

____________________

(1) Required information.

(2) Required information to use the Web Order Site.

B-1

Signed on behalf of the Authorized Participant:

By: _________________________________

Name: _________________________________

Title: _________________________________

Date:

B-2

EXHIBIT C

TEXAS PRECIOUS METALS TRUST

CREATION AND REDEMPTION PROCEDURES

Introduction

These Creation and Redemption Procedures detail the procedures for placing and processing Purchase Orders and Redemption Orders in Creation Units. All Orders must be made in accordance with terms and procedures set forth herein, as may be amended from time to time in accordance with the terms of the Participant Agreement. Definitions used in these Creation and Redemption Procedures can be found in the Glossary in Appendix A.

Purchase of Creation Units

A Fund will offer, issue and sell Shares only in Creation Unit Aggregations of 10,000 Shares, or such other amount of Shares as designated in the Fund’s Prospectus, through US Bank on a continuous basis, without a sales load, based on their NAV per Share next determined after receipt of a Purchase Order on any Business Day. All transactions described herein are conducted on a Delivery Versus Payment (“DVP”) basis, which is the procedure in which the buyer’s payment for securities is due at the time of delivery. Security delivery and payment are simultaneous.

Determination of Required Payment

The total payment required to create each Creation Unit is the value of the Creation Unit on the purchase order date plus the applicable transaction fees. The Metal may be delivered only in the denominations set forth in the applicable Fund’s Prospectus, if any.

Delivery of Metal

Creation Units for a Fund will normally be exchanged only for Metal. Creation Units are sold at their NAV, plus a transaction fee.

An Authorized Participant who places a purchase order is responsible for debiting Metal from its account with the Custodian in the amount of the required Metal deposit, providing the Fund with a list of the specifically identified units of Metal to be transferred to the Fund’s Custody Account and causing the required Metal deposit to be transferred to the Custodian by a date and time enumerated in the applicable Fund’s Prospectus. The Metal portion of the Creation proceeds shall be delivered to the vault location specified in the applicable Fund’s Prospectus. The Authorized Participant shall bear the expense of delivering the Metal to the Fund’s Custody Account. The Custodian will consider the transfer of Metal to be final when the list of the units to be transferred has been provided by the Authorized Participant and approved by the Custodian; provided, however, that the enumerated units are delivered physically to the Custodian in a commercially reasonable time.

If the Custodian does not receive the Metal by the designated date and time, such order may be charged interest for delayed settlement or cancelled. In the event a purchase order is cancelled by the Authorized Participant, the Authorized Participant will be responsible for reimbursing the Fund for all reasonable, documented costs associated with cancelling the order. At its sole discretion, the Sponsor may agree to a delivery date other than T+1. Additional fees may apply for special settlement. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the purchase amount.

An Authorized Participant may, at its discretion, deliver an amount of Metal that is more or less than the total payment required for the Creation Units being created. Such difference may not exceed (i) 5% of the aggregate value of the Creation Order, or (ii) the value of an amount of Metal specified in the applicable Fund’s Prospectus, whichever is less. If an Authorized Participant delivers an amount of Metal with a value greater than the Creation Order, the Fund will deliver to the Authorized Participant an amount of cash equal to the difference, along with the Creation Units of Shares. If an Authorized Participant delivers an amount of Metal with a value less than the Creation Order, the Authorized Participant shall deliver to an account designated by the Fund an amount of cash equal to the difference, along with the amount of Metal. Cash required for settlement will typically be transferred through: (1) the Continuous Net Settlement (the “CNS”) clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC. If the Fund is holding insufficient cash to settle this cash payment with respect to a particular creation transaction, the creation may not settle on the next business day following the effective date of the creation order, upon the express agreement by the Fund and the Authorized Participant.

Eligibility

To be eligible to place a Purchase Order with US Bank, an AP must (i) be a DTC Participant and (ii) have established one or more accounts for the storage and maintenance of Metal, as set forth in the applicable Fund’s Prospectus.

Cut-Off Time for Purchase Orders

US Bank must receive all Purchase Orders to purchase Creation Unit Aggregations no later than the time designated in the applicable Fund’s Prospectus.

If Purchase Orders are received by the Fund’s identified Cut-off Time and are accepted by US Bank, the Purchase Order will be processed based on the NAV of the Fund as next determined. The date on which a Purchase Order to purchase Creation Unit Aggregations is placed is referred to as the “Transmittal Date.” An AP placing orders for Creation Unit Aggregations of the Fund should afford sufficient time to permit proper submission of the order to US Bank prior to the identified Cut-off Time on the Transmittal Date. Purchase Orders received after the Cut-off Time will be processed the next Business Day.

Transaction Fees

A fixed Variable Transaction Fee may be charged for each Creation Unit created, as determined by the Sponsor and disclosed in the applicable Fund’s Prospectus. In addition, a Delivery Fee, as disclosed in the applicable Fund’s Prospectus, may be assessed where the Metal in the Metal in the Deposit Property is deposited in a vault location other than the Shiner, Texas vault of Texas Precious Metals LLC.

Receipt of Purchase Order

A Purchase Order is deemed received by US Bank on the Transmittal Date if (i) such order is received by US Bank not later than the specified Cut-off Time on such Transmittal Date; and (ii) all other applicable procedures set forth in the AP Procedures are properly followed. The Trust reserves the right to reject a Purchase Order for the reasons set forth in the Prospectus, which are specified below.

Once the Trust has received and accepted a Purchase Order, upon next determination of the NAV of the Shares, US Bank will confirm the issuance of a Creation Unit of Shares, against receipt of payment, at such NAV. Payment will be deemed received when the Metal has been transferred to the applicable Fund’s Custody Account. The transfer of Metal is considered to be final when the list of Metal units included in the Deposit Property has been provided by the Authorized Participant and approved by the Custodian. Upon the issuance of a Creation Unit of Shares, US Bank will transmit a confirmation of acceptance to the AP that placed the Purchase Order.

Delivery of Creation Units

Creation Units of Shares are issued when the Custodian has informed the Transfer Agent that the corresponding amount of Metal has been transferred to the Fund’s Custody Account. The transfer of Metal is considered to be final when the list of Metal units included in the Deposit Property has been provided by the Authorized Participant and approved by the Custodian.

Settlement

Purchase Orders for the Trust normally settle on a T+1 basis. At its sole discretion, the Sponsor may require a settlement cycle shorter than T+1.

Suspension or Rejection of Purchase Orders

In respect of the Trust, the Sponsor may, in its discretion, suspend the right to purchase, or postpone the purchase settlement date: (i) for any period during which the applicable Fund’s listing exchange (the “Exchange”), the New York Stock Exchange, any of the exchanges of the CME Group (including CME, COMEX, CBOT and NYMEX) or other exchange material to the valuation or operation of the Fund is closed, or when trading is suspended or restricted on such exchanges in the applicable metal, other than customary weekend or holiday closings, or trading of Shares on the Exchange is suspended or restricted, (ii) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable, or (iii) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor also may reject a purchase order if:

●	the Purchase Order is not to be in proper form;
●	acceptance of the Purchase Order would not be in the best interest of the beneficial owners;
●	acceptance of the Purchase order would have adverse tax consequences to the applicable Fund or to the beneficial owners;
●	the acceptance or receipt of the Purchase Order could, in the opinion of counsel to the Sponsor, be unlawful; or
●	if circumstances outside the control of the Sponsor, or its designee, make it for all practical purposes not feasible to process creations of Baskets

None of the Sponsor, the Administrator or the Custodian will be liable for the suspension or rejection of any purchase order.

Redemption of Shares

Shares of a Fund may be redeemed only in Creation Unit Aggregations of a specified number of a minimum of 10,000 Shares, or such other amount of Shares as designated in the applicable Fund’s Prospectus, through US Bank on a continuous basis, without a sales load, at their NAV next determined after receipt of a Redemption Order on any Business Day. The Trust will not redeem Shares in amounts less than the Creation Unit Aggregation.

By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the Trust not later than the date and time designated in the applicable Fund’s Prospectus. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant must wire to the Custodian the non-refundable transaction fee due for the redemption order or any proceeds due will be reduced by the amount of the fee payable. At its sole discretion, the Sponsor may agree to a delivery date other than T+1. Additional fees may apply for special settlement.

Determination of Redemption Proceeds

The redemption proceeds for a Creation Unit of a Fund will normally consist solely of an amount of Metal.

The redemption proceeds from a Fund consist of an amount of Metal equal to the NAV of the number of Creation Unit(s) of the applicable Fund requested in the Authorized Participant’s redemption order as of the time of the calculation of the Fund’s NAV on the redemption order date, less transaction fees.

Delivery of Redemption Proceeds

The redemption proceeds due from a Fund are delivered to the Authorized Participant by 4:00 PM EST, on the first Business Day immediately following the redemption order date if, by the date and time designated in the applicable Fund’s Prospectus, the Fund’s DTC account has been credited with the Creation Units to be redeemed. The Fund should be credited through: (1) the CNS clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a DVP basis. If the Fund’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption order may be cancelled. The Authorized Participant will be responsible for reimbursing the Fund for all reasonable, documented costs associated with cancelling the order.

The Metal portion of the redemption proceeds will be delivered to a vault location designated in the applicable Fund’s Prospectus, unless the Authorized Participant requests delivery to another available vault location. The Fund’s Custodian may limit the available vault locations to which Metal may be delivered; any such limits on vault locations to which Metal may be delivered shall be enumerated in the applicable Fund’s Prospectus. In the event that an AP elects not to accept delivery of Metal at an available vault location, the AP may cancel the applicable Redemption Order in the timeframe and pursuant to the terms enumerated in the applicable Fund's Prospectus. The Authorized Participant will be responsible for reimbursing the Fund for all reasonable, documented costs associated with cancelling the order.

If the Authorized Participant requests that the Metal be transferred to the Authorized Participant’s account at TPMD Shiner, the Authorized Participant must make such request in writing (including by email) and receive written confirmation from the Sponsor that the request has been accepted prior to submitting the Creation Units to be redeemed.

The Sponsor is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to the Fund’s DTC account by the date and time designated in the applicable Fund’s Prospectus if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book-entry system on such terms as the Sponsor may determine from time to time.

A Fund may, at the Sponsor’s discretion, deliver an amount of Metal that is more or less than the total payment required for the Creation Units being redeemed. Such difference may not exceed (i) 5% of the aggregate value of the Creation Order, or (ii) the value of an amount of Metal specified in the applicable Fund’s Prospectus, whichever is less. If a Fund delivers an amount of Metal with a value less than the Creation Order, the Fund will deliver to the Authorized Participant an amount of cash equal to the difference, along with the Metal. If a Fund delivers an amount of Metal with a value greater than the Creation Order, the Authorized Participant shall deliver to an account designated by the Fund an amount of cash equal to the difference, along with the Shares being redeemed. Cash required for settlement will typically be transferred through: (1) the Continuous Net Settlement (the “CNS”) clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC. If the Fund is holding insufficient cash to settle this cash payment with respect to a particular redemption transaction, the redemption may not settle on the next business day following the effective date of the redemption order, upon the express agreement by the Fund and the Authorized Participant.

Eligibility

To be eligible to place Redemption Orders with US Bank, an AP must (i) be a DTC Participant and (ii) have established one or more accounts for the storage and maintenance of Metal, as set forth in the applicable Fund’s Prospectus.

Cut-Off Time for Redemption Orders

US Bank must receive all Redemption Orders to redeem Creation Unit Aggregations no later than the time designated in the applicable Fund’s Prospectus.

If Redemption Orders are received by the Fund’s identified Cut-off Time and are accepted by US Bank, the Redemption Order will be processed based on the NAV of the Fund as next determined on such date. The date on which a Redemption Order to redeem Creation Unit Aggregations is placed is referred to as the “Transmittal Date.” An AP placing a Redemption Order for Creation Unit Aggregations of the Fund should afford sufficient time to permit proper submission of the order to US Bank prior to the identified Cut-off Time on the Transmittal Date. Requests received after the Cut-off Time will be processed the next Business Day.

Transaction Fee

A fixed Transaction Fee may be charged for each Creation Unit redeemed, as determined by the Sponsor and disclosed in the applicable Fund’s Prospectus.

Settlement

Redemption Orders customarily settle on a T+1 basis. Redemption Orders which may settle earlier than T+1 may be subject to a charge, which shall be calculated as determined by the Trust or Sponsor.

Suspension or Rejection of Redemption Orders

In respect of the Trust, the Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the Exchange, the New York Stock Exchange, any of the exchanges of the CME Group (including CME, COMEX, CBOT and NYMEX) or other exchange material to the valuation or operation of the Fund is closed, or when trading is suspended or restricted on such exchanges in the applicable Metal, other than customary weekend or holiday closings, or trading of Shares on the Exchange is suspended or restricted, (2) as a result of which the redemption distribution is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor will reject a redemption order if (i) the Sponsor determines not to be in proper form, (ii) the fulfillment of the Redemption Order, in the opinion of Sponsor’s counsel, would be illegal under applicable laws and regulations, or (iii) if circumstances outside the control of the Sponsor, or its designee, make it, for all practical purposes, not feasible to process.

APPENDIX A GLOSSARY OF TERMS

“Administrator” means U.S. Bancorp Fund Services, LLC

“AP” means Authorized Participant.

“AP Procedures” means the Authorized Participant Procedures Handbook, as supplemented or amended from time to time.

“Business Day” means any day other than a day: (1) when the applicable Fund’s listing exchange is closed for regular trading; (2) when banks are authorized to close in the United States; or (3) when banks in the United States are not open for a full business day and the order or other transaction requires the execution or completion of procedures which cannot be executed or completed by the close of the business day.

“Cash” shall mean same day funds in United States dollars.

“Creation” means the act of creating a Creation Unit Aggregation.

“Creation Unit” and “Creation Unit Aggregation” mean an aggregation of a specified number of Shares of a Fund as stated in the Prospectus.

“Custodian” means the Trust’s custodian, Texas Precious Metals LLC.

“Custody Account” means the account with the Custodian in the name of the Fund, relating to the storage of the Fund’s Metal holdings.

“Cut-off Time” means the time that a Purchase Order must be transmitted to US Bank to be deemed received. All times are Eastern Time.

“Deposit Property” means an amount of the Metal and, potentially, cash that is transferred between an Authorized Participant and a Fund in payment for the purchase or redemption of Creation Unit Aggregations.

“DTC” means The Depository Trust Company.

“DTC Participant” refers to a participant in the facilities of the Depository Trust Company. “DVP” means Delivery Versus Payment, as defined by DTC.

“Metal” means any and all of gold, silver or any other physical commodity held by a Fund, in each case in physical form.

“NAV” means net asset value for the Shares.

“Orders” means any order to purchase or redeem Creation Unit Aggregations.

“Prospectus” means the Fund’s then current prospectus and statement of additional information included in its effective registration statement, as supplemented or amended from time to time.

“Purchase Orders” refers to the action of placing and processing orders to purchase Creation Unit Aggregations.

“Redemption Orders” refers to the action of placing and processing orders to redeem Creation Unit Aggregations.

“Shares” means the shares represented in a Creation Unit Aggregation.

“Sponsor” means the Trust’s sponsor, Teucrium Asset Management, LLC.

TPMD Shiner means the Custodian’s vault premises in Shiner, Texas.

“Transaction Fee” is a fixed dollar fee charged for each Creation Unit regardless of the number of Creations per Business Day for an AP.

“Transfer Agent” means US. Bancorp Fund Services, LLC.

“Transmittal Date” means the date on which a Purchase Order to purchase Creation Unit Aggregations is placed.

“US Bank” means U.S. Bancorp Fund Services, LLC.

EXHIBIT D

CREATION AND REDEMPTION BASKETS

SHARE REQUIREMENTS, FEES

AND ORDER CUTOFF TIMES

Effective [  ], 2026

Any information in this Exhibit D may be adjusted from time to time as set forth in the Prospectus without amending this Exhibit D.

The size of the Basket for each Fund is set forth in the Prospectus for each Fund. For the Y’all Street Physical Gold ETF (“YSAU”) and Y’all Street Physical Silver ETF (“YSAG”) Baskets are 10,000 shares.

The amount of the “Transaction Fee” provided for in Section 4 of this Agreement for each Fund is set forth in the Prospectus for each Fund. As of the date referenced above, the Transaction Fees are as set forth below:

YSAU and YSAG (10,000 units per basket)

Creation Fee	$500 per order
Redemption Fee	$500 per order
Delivery Fee*	0.01% of the dollar value of the Fund shares created

* The “Deliver Fee” is charged to an Authorized Participant that purchases creation Baskets in the event that the Metal in the Deposit Property is deposited in a vault location other than the Shiner, Texas vault of Texas Precious Metals LLC.

As of the date of this agreement, the Order Cutoff Time for the Y’all Street Physical Gold ETF (“YSAU”) and Y’all Street Physical Silver ETF (“YSAG”) is 12:00 p.m. (EST).

There are a minimum number of baskets and associated shares specified for each Fund. Once the minimum number of baskets is reached, there can be no more redemptions until there has been a creation basket. As of the date above, the minimum levels are as follows:

YSAU: 50,000 shares representing 5 baskets

YSAG: 50,000 shares representing 5 baskets

D-1